Exhibit 10.1

EXECUTIVE SEPARATION AND RELEASE AGREEMENT

This Executive Separation and Release Agreement (“Release”) is made and entered into between Fox Factory, Inc., a California corporation (“Fox”), Fox Factory Holding Corp., a Delaware corporation (“Holdings” and, together with Fox, collectively, the “Company”) and Scott Humphrey (“Executive”). Executive and the Company are referred to separately in this Release as a “Party” or collectively, as the “Parties.”
WHEREAS, Holdings and Executive entered into an Employment Agreement dated August 4, 2020 (the “Employment Agreement”);
WHEREAS, Executive’s employment is being terminated pursuant to Section 4(a)(iv) of the Employment Agreement and this is the Release referenced in Section 4(b) of the Employment Agreement;
WHEREAS, Holdings and Executive entered into a Restricted Stock Unit Award Agreement (the “RSU 2023 Award”) pursuant to the Fox Factory Holding Corp. 2022 Omnibus Plan, as it may be amended and/or restated (the “2022 Plan”);
WHEREAS, Holdings and Executive entered into a Performance Share Unit Award Agreement (the “PSU 2023 Award”) pursuant to the 2022 Plan;
WHEREAS, Holdings and Executive entered into Restricted Stock Unit Award Agreements (the “RSU 2022, 2021 and 2020 Awards”) pursuant to the Fox Factory Holding Corp. 2013 Omnibus Plan, as it may be amended and/or restated (the “2013 Plan”); and
WHEREAS, Holdings and Executive entered into a Performance Share Unit Award Agreements (the “PSU 2022 and 2021 Awards”) pursuant to the 2013 Plan.
NOW, THEREFORE, for the mutual consideration provided herein, the adequacy of which is hereby acknowledged, the Parties agree as follows:
1.Separation from Employment. Executive’s employment with the Company will end effective as of April 14, 2023 (“Separation Date”). Effective as of the Separation Date, the Executive does hereby and herewith resign from any and all officer and director positions he holds with the Company and with each of the Company’s affiliates (including any committee thereof) and Executive shall execute and deliver such further evidence of resignation as the Company may request.
2.Severance Payments. As consideration for Executive’s decision to enter into this Release, including the release of claims contained in Sections 5 and 8 and other promises made by Executive in this Release, the Company shall provide Executive with the payments set forth in Section 4(b)(ii) of the Employment Agreement paid in equal installments on a bi-weekly basis over twelve (12) months in accordance with Section 4(b)(iii) and (iv) of the Employment Agreement.

Executive Separation and Release Agreement

3.COBRA Payment. Subject to this Release becoming effective (as defined in Section 7 of this Release), the Company will subsidize, in full, Executive’s monthly COBRA coverage, directly to the Company’s COBRA administrator on behalf of the Executive, for not more than the level of coverage that the Executive currently enjoys, until the earlier of (a) twelve (12) consecutive months following the Company’s COBRA administrator’s receipt of the Employee’s election for COBRA coverage, or (b) Executive becomes eligible for employer-sponsored group health plan at a subsequent employer (the “COBRA Payment”). Executive must notify the Company within five (5) business days upon becoming eligible for an employer-sponsored group health plan at a subsequent employer, if eligibility occurs prior to the first anniversary of the Separation Date.
4.Vesting of Outstanding Awards. Executive has 11,578 unvested RSUs (as defined in the RSU 2023 Award and RSU 2022, 2021 and 2020 Awards) and 10,251 unvested PSUs (as defined in the PSU 2023 Award and PSU 2022 and 2021 Awards). Subject to this Release becoming effective (as defined in Section 7 of this Release), Executive will be permitted to continue to vest in the unvested RSUs and PSUs through April 14, 2024 as if Executive remained an employee of the Company pursuant to the 2022 Plan and 2013 Plan through April 14, 2024.
5.Release of Known and Unknown Claims. In consideration of the benefits being provided to Executive as stated above and the releases contained herein, the adequacy of which is hereby acknowledged, Executive, on behalf of himself/herself, his/her heirs, administrators, executors, personal representatives, predecessors, successors and assigns, hereby forever releases and discharges the Company, and its Released Parties (which term “Released Parties” includes, as applicable, affiliates, parents, subsidiaries as well as its and their current and former directors, officers, shareholders, members, partners (both general and limited), employees, representatives, attorneys, insurers, reinsurers and agents, and the heirs, administrators, executors, successors, and assigns of each of the foregoing), of and from any and all claims, causes of action, actions, demands, liabilities, rights, judgments, obligations, accountings, suits or damages of any type or kind, whether known or unknown, which Executive ever had, now has, or hereafter can or may have against the Company or any of the Released Parties by reason of (in whole or in part) any matter occurring through the date Executive signs this Release, whether arising in common law or statutory, legal or equitable, in contract or tort.

Executive Separation and Release Agreement

This release includes but is not limited to claims of employment discrimination, either as a result of Executive’s employment and/or termination therefrom or otherwise, arising under any federal or state statute, including without limitation: the Civil Rights Act of 1866; Title VII of the Civil Rights Act of 1964, as amended; the Family and Medical Leave Act; the Americans with Disabilities Act of 1990, as amended; the Employment Retirement Income Security Act of 1974, as amended (except as to claims for accrued and vested benefits, if any); the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended by the Older Workers Benefit Protection Act (“OWBPA”); the Worker Adjustment Retraining and Notification Act and similar state and local laws; the National Labor Relations Act (“NLRA”); any amendments to the foregoing; any other claims of wrongful discharge, violation of public policy, discrimination on any basis, including without limitation, any claim of discrimination based on race, color, national origin, religion, sex, age or handicap, harassment and/or retaliation; claims of breach of contract, an implied covenant of good faith and fair dealing, promissory estoppel, and/or unjust enrichment; claims of fraud, negligent misrepresentation, intentional or negligent infliction of emotional distress, serious and willful misconduct, defamation, slander, libel, unfair business practices, interference with contract or prospective economic advantage, negligence, assault, battery, and/or violation of privacy; claims for unpaid compensation, including wages, bonuses, commission, vacation, benefits or any compensation of any kind; claims for damages of any kind and nature, including compensatory, general, special or punitive; and/or claims for attorneys’ fees and/or costs. Executive acknowledges that this Release extends also to claims that he/she does not know or suspect to exist in his/her favor at the time of executing this Release, which if known by him/her might have materially affected his/her decision to execute this Release. Executive knowingly and voluntarily waives and relinquishes all rights and benefits that he/she has or may have under applicable law with respect to such claims.
6.    Executive Acknowledgements. By signing this Release, Executive agrees and acknowledges: (a) receipt of all compensation, wages, bonuses, commissions, accrued unused PTO/vacation, leave (paid or unpaid), reimbursement for necessary incurred expenses, and benefits due through the Separation Date as a result of services performed for the Company with the receipt of a final paycheck, except as provided in this Release; (b) that Executive has reported to the Company any and all work-related injuries incurred during employment; (c) that the Company has properly provided Executive any leave of absence because of Executive’s or a family member’s health condition or military service and Executive has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (d) that Executive had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company or any other Released Party; and (e) that Executive has not raised a claim, including but not limited to, unlawful discrimination; harassment; sexual harassment, abuse, assault, or other criminal conduct; or retaliation in a court or government agency proceeding, in an alternative dispute resolution forum, or through the Company’s internal complaint process, involving the Company or any other Released Party.
7.Advice of Counsel; Time to Consider: Revocation; Other Information. Executive agrees that no promises or agreements have been made to him/her except those contained in this Release. Executive expressly acknowledges that he/she is not entering into this Release relying on any representations by the Company or any Released Party concerning the meaning of any aspect of this Release. Executive expressly acknowledges and agrees that he/she has been advised in writing to consult with an attorney regarding the terms of this Release before executing this Release and has been provided twenty-one (21) calendar days after receipt of this Release (the “Consideration Period”), if he/she so desires, to consider this Release and to consult with counsel of his/her choosing regarding this Release

Executive Separation and Release Agreement

before signing it. To the extent that Executive has taken less than twenty-one (21) days to consider this Release or has voluntarily elected not to consult with counsel and executes and returns this Release prior to the end of the Consideration Period, Executive acknowledges that the decision to do so was voluntary and that he/she has had sufficient time to consider the Release and to consult with counsel for the entire Consideration Period. Executive agrees that any changes, material or immaterial, will not toll or restart the Consideration Period. If Executive signs this Release, the date on which he/she signs this Release shall be the “Execution Date.”
Additionally, Executive shall have seven (7) days following the Execution Date within which Executive may change his/her mind and revoke the Release in its entirety by notifying the undersigned representative of the Company in writing. If written notice of revocation is not received by the Company within seven (7) days from the Execution Date, this Release will become effective, enforceable and irrevocable on the day following such seven (7) day period (the “Effective Date”). Executive should return a copy of the signed Release and any written revocation notice to:
Fox Factory Holding Corporation
2055 Sugarloaf Circle
Suite 300
Duluth, GA 30097
Attn: Legal Department
Address on file.

With a copy to:

Fox Factory, Inc.
2055 Sugarloaf Circle
Suite 300
Duluth, GA 30097
Attn: Dale Silvia
Address on file.

8.No Pending Claims and Covenant Not to Sue. Executive represents that he/she has not filed, nor assigned to others the right to file, nor are there currently pending any complaints or lawsuits against any of the Released Parties, and that Executive will not file, or assign to others the right to file, or make any further claims or initiate any legal proceedings against the Released Parties at any time for actions taken up to and including the date Executive executes this Release. Although Executive is releasing claims under the ADEA and the OWBPA, this promise not to sue does not apply to any challenge Executive may make under those statutes to the knowing and voluntary nature of the release of claims.
9.Transition Services. Executive agrees to be reasonably available in-person or by telephone, e-mail, skype, or video-conference for and to provide transition services on an as-needed basis for not more than twenty (20) hours a month through April 14, 2024 (the “Transition Period”). Executive further agrees to cooperate with the Company to assist with any transition issues without further compensation other than the Severance and the other consideration set forth in Sections 3 and 4 of this Release.

Executive Separation and Release Agreement

10.Cooperation. Executive agrees to cooperate with the Company in the defense of any claims, demands, allegations, or other assertion of legal rights made against the Company or any other Released Party by a third party and relating to events of which Executive has or may have knowledge during his employment with the Company. Executive agrees to make himself reasonably available at mutually convenient times and places in person and by phone and e-mail to consult with the Company and others designated by it about matters about which he has knowledge arising from his employment with the Company and otherwise as the Company determines is reasonably appropriate. The Company will reimburse Executive for all reasonable out-of-pocket expenses authorized by the Company before being incurred in connection with the cooperation described in this paragraph.
11.Non-Disparagement. The Parties agree that they will not make or cause to be made any defamatory or disparaging statements that are intended to damage the personal or professional reputation of the other Party or its affiliates. Notwithstanding the foregoing, the Company shall not be responsible for any defamatory or disparaging remarks made about Executive by: (i) former employees, officers, directors, or board members of the Company or its affiliates; or (ii) current employees who are not officers, directors or board members of the Company or its affiliates. Nothing in this Section 11 is intended to or shall prevent, impede or interfere with the Parties providing truthful testimony and information in the course of an investigation or proceeding authorized by law and conducted by a government agency.
12.Employment Agreement. This Release shall have no effect on the provisions of the Employment Agreement which, expressly or by implication including, but not limited to, Sections 5, 6, 7 and 8, shall survive termination of employment.
13.No Admission of Liability. No action taken by the Parties hereto, or either of them, either previously or in connection with this Release shall be deemed or construed to be an admission of the truth or falsity of any claims heretofore made or an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.
14.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Release. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Release. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
15.Severability. The provisions of this Release are severable, and if any part of this Release except Sections 5 and/or 8 becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, such provision shall be deemed fully severable and the remainder of this Release shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties. If Sections 5 and/or 8 is found to be unenforceable, the Parties agree to seek a determination by the court as to the rights of the Parties, including whether Executive is entitled to retain the benefits paid to him/her under this Release.
16.Entire Agreement. This Release, together with the Employment Agreement, constitutes the entire agreement and understanding between the Parties concerning the subject matter of this Release and all prior or contemporaneous oral or written representations, understandings, and agreements concerning the subject matter of this Release have been merged into this Release.

Executive Separation and Release Agreement

17.No Waiver. The failure of any Party to insist upon the performance of any of the terms and conditions in this Release, or the failure to prosecute any breach of any of the terms and conditions of this Release, shall not be construed thereafter as a waiver of any such terms or conditions.
18.No Oral Modification. Any modification or amendment of this Release, or additional obligation assumed by either Party in connection with this Release, shall be effective only if placed in writing and signed by both Parties or by authorized representatives of each Party. No provision of this Release can be changed, altered, modified, or waived except by an executed writing by the Parties.
19.Governing Law. This Release shall be construed, interpreted, governed, and enforced in accordance with the laws of the state of Georgia, without regard to choice of law principles thereof.
20.Counterparts and Electronic Signatures. This Release may be executed in multiple counterparts on separate signature pages and each counterpart shall constitute one and the same instrument binding on each of the Parties hereto, regardless of whether each Party hereto is a signatory to the same counterpart. The Parties also agree that this Release may be executed by original signature or electronic signature. By using an electronic signature option, Executive and the Company agree and intend to be bound by an electronic signature of the other in the same manner as the use of a signature affixed by hand. Although neither Executive nor the Company are required to electronically sign this Release, by using an electronic signature option, the parties are agreeing to conduct this transaction by electronic means. For purposes of this Release, facsimile or scanned signatures in lieu of original signatures are also acceptable.
21.Voluntary Execution of Release and Legally Binding Release. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:
(a) They have fully read and understand the meaning of this Release;
(b)    This is a legally binding release;
(c) That by signing this Release, Executive is hereafter barred from instituting claims against the Company and the Released persons in the manner and to the extent set forth in Section 5 and 8 above; and
(d)    this Release is final and binding.

Executive Separation and Release Agreement

22.Notices. Any notice provided for in this Release shall be in writing and shall be either personally delivered, sent by e-mail or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:
Notices to Executive:

Scott Humphrey
Address on file.

Notices to Holding:

Fox Factory Holding Corporation
2055 Sugarloaf Circle
Suite 300
Duluth, GA 30097
Attn: Legal Department
Address on file.

Notices to Fox:

Fox Factory, Inc.
2055 Sugarloaf Circle
Suite 300
Duluth, GA 30097
Attn: Dale Silvia
Address on file.

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.
23.    No Interference With Rights. Nothing in this Release is intended to waive claims (i) for unemployment or workers’ compensation benefits, (ii) for vested benefits under any 401(k) plan or other ERISA-covered employee benefit plan provided by the Company in effect as of the date Executive signs this Release, (iii) for reimbursement of expenses under the Company’s expense reimbursement policies, (iv) that may arise after Executive signs this, or (v) which cannot be released by private agreement. In addition, nothing in this Release, including, but not limited to, the Release of Known and Unknown Claims, Executive Acknowledgements, No Pending Claims and Covenant Not to Sue, and Cooperation provisions (i) prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this Release under the ADEA or the OWBPA, (ii) prevents Executive from communicating with, filing a charge or complaint with, providing documents or other information voluntarily or in response to a subpoena or other information request to, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, the Occupational Safety and Health Administration, law enforcement, or any other federal, state or local agency charged with the enforcement

Executive Separation and Release Agreement

of any laws, or responding to a subpoena or discovery request in court litigation or arbitration, (iii) limits Executive from exercising rights, if any, under Section 7 of the NLRA or similar state law to engage in protected, concerted activity, including discussing compensation and other terms and conditions of employment, although by signing this Release, Executive is waiving his/her right to recover any individual relief (including back pay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by Executive or on his/her behalf by any third party, except for any right Executive may have to receive a payment from a government agency (and not the Company or any of the Released Parties) for information provided to the government agency, or where such a waiver of individual relief is otherwise prohibited, or (iv) limits or affects Executive’s right to disclose or discuss sexual harassment or sexual assault disputes.

[Signature Page Follows]

Executive Separation and Release Agreement

In exchange for severance and other promises contained in this Release, Executive is entering into this Release voluntarily, deliberately, and with all information needed to make an informed decision to enter this Release. The Company has provided Executive with the opportunity to ask any questions regarding this Release and provided notice of and an opportunity to retain an attorney, or Executive already is represented by an attorney.

EXECUTIVE

By: /s/ Scott Humphrey
Scott Humphrey

Date: April 3, 2023

In exchange for the promises contained in this Release, the Company promises to provide the benefits set forth in this Release.
FOX FACTORY, INC.

By: /s/ Dale A. Silvia
Dale A. Silvia, Chief Human Resources Officer

Date: April 4, 2023

FOX FACTORY HOLDING CORPORATION

By: /s/ Dale A. Silvia
Dale A. Silvia, Chief Human Resources Officer

Date: April 4, 2023

Executive Separation and Release Agreement